Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact: Stephen L. Mourlam
President and Chief Executive Officer
Webster City Federal Bancorp
WCF Bancorp, Inc.
Tel. (515) 832-3071

WEBSTER CITY FEDERAL BANCORP ANNOUNCES RESULTS OF
SPECIAL MEETINGS OF STOCKHOLDERS AND MEMBERS
AND PRELIMINARY OFFERING RESULTS

Webster City, Iowa, June 30, 2016 — Webster City Federal Bancorp (the “Company”) (OTC Pink: WCFB), the holding company for WCF Financial Bank (the “Bank”), announced that, at separate meetings held on June 29, 2016, both the stockholders of the Company and the members of WCF Financial, M.H.C., the Company’s parent mutual holding company, approved the Plan of Conversion and Reorganization pursuant to which WCF Financial, M.H.C. will convert from the mutual holding company to the stock holding company form of organization.

The Company also reported that the subscription offering of the common stock of WCF Bancorp, Inc., the proposed new holding company for the Bank, being undertaken as part of the conversion concluded on June 14, 2016 and was oversubscribed in the first tier of priority by eligible depositors of the Bank.

The completion of the conversion and offering remain subject to customary regulatory approvals and the satisfaction of customary closing conditions. Subject to receipt of those approvals and satisfaction of those conditions, the Company anticipates closing the transaction in mid-July.  Final results of the offering and the anticipated closing date will be announced following receipt of all regulatory approvals to complete the transaction.

The Stock Information Center will be confirming the allocation information for the subscribers in the first tier of eligible depositors after all final approvals are received.  Other information regarding the subscription offering may be obtained by contacting the Stock Information Center at (877) 643-8217. The Stock Information Center is open Monday through Friday, between 9:00 a.m. and 3:00 p.m., Central Time, except bank holidays.

 The shares of the Company will continue to be quoted on the OTC Pink Marketplace under the trading symbol “WCFB” through the closing date of the conversion.  Following closing, it is anticipated that the shares of WCF Bancorp, Inc. common stock will be listed on the Nasdaq Capital Market under the same trading symbol, WCFB.

WCF Financial Bank began operations in 1934 and has operated in Webster City, Iowa continuously since this date. In January 2014, the Bank completed its acquisition of Independence Federal Bank for Savings. At March 31, 2016, the Company had total assets of $113.7 million.

Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms.  Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to: general economic trends, changes in interest rates, increased competition, changes in consumer demand for financial services, fiscal and monetary policies of the U.S. Government, and changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements.

Readers are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date made.  The factors listed above could affect WCF Bancorp’s and the Company’s financial performance and could cause WCF Bancorp’s and the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.  WCF Bancorp and the Company do not undertake and specifically decline any obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as required to be reported under the rules and regulations of the United States Securities and Exchange Commission.

A registration statement relating to WCF Bancorp’s common stock has been filed with the United States Securities and Exchange Commission.  This press release is neither an offer to sell nor a solicitation of an offer to buy WCF Bancorp common stock.  The offer is made only by means of the written prospectus forming part of the registration statement (and, in the case of the subscription and community offering, an accompanying stock order form).

The shares of common stock of WCF Bancorp are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.